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                                   AMENDMENT,

                               DATED MAY 20, 2002,

                                       TO

                       DISTRIBUTION PLAN - A CLASS SHARES

                               RYDEX SERIES FUNDS,

                             DATED NOVEMBER 5, 2001,

                                   AS AMENDED










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                                    EXHIBIT A

                       RYDEX SERIES FUNDS - A CLASS SHARES
                                DISTRIBUTION FEES

RYDEX SERIES FUNDS

          Sector Rotation Fund

          CORE EQUITY FUND

                  ADDITIONS AND [DELETIONS] ARE NOTED IN BOLD.

DISTRIBUTION FEES

          Distribution Services                  twenty-five basIS Points (.25%)


CALCULATION OF FEES

          Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.